EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 19, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 103 (Insured Income Trust, Series 145) as of October 19, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
October 19, 2006